Acquisition Agreement

Party A I: Jin Yan	National ID#:410104197207120042;
Party A II: Li Yan	National ID#:411223197311257511;

Party B: Zhengzhou Yulongkang Travel Agency Co., Ltd
Address: Suite 1811, 1812, Office Building #9 Changchengkangqiaohuacheng, #90 Daxue Road North, Er’qi Dist., Zhengzhou City
Legal Representative: Jin Yan

Party C: Shenzhen Universal Travel Co., Ltd
Address: Suite 301, 3rd Flr, Hualian Building, #2008 Shennan Road Central, Shenzhen
Legal Representative: Li Yulan

Whereas: Party A I and Party A II are the shareholders of Party B and Party A I has 59% of shares of Party B and Party A II has 41% of shares of Party B;
Party B is an enterprise professed in domestic travel businesses;
Party C is an enterprise professed in domestic travel businesses.

Whereas:
1: Party C plans to acquire Party B.
2: Party B is co-owned by Party A I and Party A II and Party A I and Party A II own the properties of Party B.
3: After mutual negotiation, Party A I and Party A II and Party B agree to be acquired by Party C.
4: This acquisition gets, if any, third-party approval from Party B’s creditors, partners, suppliers and franchisees.
In order to specify the rights and obligations of Party A I, Party A II, Party B, Party C and to ensure the smooth progress of this acquisition, Party A I, Party A II, Party B and Party C enter into the contract to comply with based on the principles of equality, voluntariness and fairness and equivalence and according to the relevant laws and regulations and rules.

I: Warranties of Party A I, Party A II, Party B (Including but not limited to)
1: Warrant that Party B is set up legally and its foundation papers, business licenses are genuine. Party B has legally passed the annual survey and operated in normal;
2: Warrant the legitimacy and authenticity of the transferred stock rights or assets and the authenticity of the statement of the rights spectrum and limitations of the transferred stock rights or the legally owned assets;
3: Warrant the authenticity of the statement of the enterprise assets and liabilities (no short-term bank liabilities and long-term liabilities);
4: Warrant the authenticity of the statement of contract relationships concerning Party B;
5: Warrant the authenticity of the statement of labor relations;
6: Warrant the authenticity of the statement of the insurance;
7: Warrant the authenticity of the statement of environmental protection problems concerning Party B;
8: Warrant the authenticity of the statement of Party B's contingent liabilities;
9: Warrant the authenticity of the statement of the current operation status;
10: Warrant the authenticity of the statement of its employees including the number of the active and retired employees, position set and the payment of the social security fund;
11: Warrant the authenticity of the statement of its taxation and the legitimacy of its taxation;
12: Warrant the authenticity of the statement of the material litigation, arbitration and administrative penalty concerning Party B;
13: Special Warranty
13.1: The stock rights owned by Party A I, Party A II, Party B are not defective; the stockholders’ willingness is not manipulated by any other individuals, parties and units. Party A I, Party A II, Party B has made this clear;
13.2: Every and each individual, unit and party involved with the rights and interests of Party A I, Party A II, Party B has no unclosed litigations and unexecuted verdict. And the above-mentioned parties should inform Party C all the involving litigations prior to the striking of the contracts;

13.3: The financial data provided by Party A I, Party A II, Party B is complete and comprehensive. Party A I, Party A II, Party B should disclose and be confirmed in written form by Party C any individual, unit and party that may raise demand of Party A I, Party A II, Party B’s assets.

II: Party C Warranty
1: Warrants that Party C is legally set up and exists in reality;
2: Warrants the authenticity and legitimacy of its acquisition motivation;
3: Warrants the authenticity of the statement of its good will and management ability;
4: Warrants the authenticity of the statement of its healthy financial status and financial strength.

III: Confidential Terms
Party A I, Party A II, Party B, Party C must not disclose the business secrets and other confidential information in any form to any third parties during their cooperation. If the information disclosure is necessary with the progress of the programs, it must get the written consent from the counterpart. Any of the breach party should be responsible for various kinds of the direct or indirect losses incurred on the counterpart.

IV: Disposal of Enterprise Liability
1: Party A I, Party A II, Party B, Party C all agree that the base date of the ownership of the liabilities and claims should be settled on the closing date of the ownership transferring. The claims prior to the base date belong to Party A I, Party A II, Party B and the liabilities prior to the base date and the reasonable fees paid by Party C to dispose the claims and liabilities before the base date should share by Party A I, Party A II, Party B.
2: Party A I, Party A II, Party B guarantee that there are no other liabilities except for the liabilities listed in the liability schedule.

V: Acquisition Price
The historic financial datas from 2007 to present audited by the public accounting firm designated by Party C are as following:
The audited revenue amount in 2007 is 58MM RMB and the net profit is 3.5MM RMB;
The audited revenue amount in 2008 is 61MM RMB and the net profit is 5.9MM RMB;
The audited revenue amount in 2009 is 74MM RMB and the net profit is 6.0MM RMB;
After the reasonable evaluation of the price of the acquired assets or stock rights, we confirmed the aggregate acquisition price is 39MM RMB (Capital Form: RMB 39MM only).

VI: Payment Schedule
The Party C plans to pay Party A I and Party A II the Universal Travel Group common stocks with the value equivalent to 10% of the aggregate acquisition price and the stock price is based on the average closing price of 15 market days before the signature of the formal agreement. And 90% of the cash will be paid to Party A I and Party A II. The 45% of the cash will be paid within 10 days of the acquisition announcement and 25% of the cash will be paid within 10 days of the clearance of share exchange formality in local business registration, and the remaining 20% of the cash will be paid within 10 days after the closing of the entire transaction. And the stock will be paid within 90 days of the company’s closing acquisition announcement.

VII: Arrangement of the Transition Period
Between the signature of the acquisition agreement and the settlement of the implementation of the agreement, Party A I, Party A II, Party B must maintain the status quo of the target enterprise and cannot amend the charters or grant any share dividend or bonuses. Also Party A I, Party A II, Party B cannot resale, transfer or vouch the going-to-be sold assets or the shares.

VIII: Risk Sharing
The Party A I, Party A II, Party B should share the contingent liabilities found after the settlement if Party A I, Party A II, Party B misstated, whether out of deliberation or negligence.

IX: Trust Operation
By executing this agreement, Party A I and Party A II agree to serve as professional operators of Party B, and be responsible for completing the operational goals of Party B for the next 5 fiscal years, details as follow:
The audited net income of Party B for fiscal 2010 should be no less than 7.2MM RMB;
The audited net income of Party B for fiscal 2011 should be no less than 8.6MM RMB;
The audited net income of Party B for fiscal 2012 should be no less than 10.3MM RMB;
The audited net income of Party B for fiscal 2013 should be no less than 12.1MM RMB;
The audited net income of Party B for fiscal 2014 should be no less than 14.4MM RMB;

X: Force Majeure
1: Force majeure:
Force majeure means conditions that are unforeseeable, unavoidable and unvanquishable. The force majeure may arise from natural reasons or human factors. The natural reasons can be earthquake, flooding, drought and sudden outbreak of the epidemics and the human factors can be war, government prohibition, strike and riots and so on.
2: Duty Exemption
The party incurred force majeure accidents should present the accident reports and proven papers to another party in written form within 3 days of the occurrence of the accidents. If the contract can’t be fulfilled because of the force majeure, the contract can be terminated. If the contract can't be fulfilled temporarily, then it can be delayed to be fulfilled. Whenever the force majeure happens, if the party concerned exhausts its efforts to remedy but to no avail, it is free from any compensation duty.

XI: Contract Termination
1: Under the consensus of the Party A I, Party A II, Party B, Party C, the contract can be terminated.
2: Party C is entitled to terminate the contract unilaterally if the contract cannot be fulfilled because of the material breach of the contract by Party A I, Party A II, Party B.
3: Party A I, Party A II, Party B are entitled to terminate the contract if the contract cannot be fulfilled due to the material breach of the contract by Party C.

XII: Liabilities of Breach of Contract
1: If Party A I, Party A II or Party B breach the contract, terminate the contract or unfulfil the contract terms, Party A I, Party A II or Party B should return the full acquisition consideration received to Party C. Besides Party A I, Party A II or Party B should pay Party C the penalties at the amount of 1 million USD dollars.
2: If Party C breaches the contract, terminates the contract or unfulfils the contract terms, Party C should pay Party A I, Party A II and Party B the penalties at the amount of 1 million USD dollars.

XIII: Dispute Settlement
Any dispute or discrepancy arising or relating to this contract should submit to the Shenzhen Arbitration Center and get settled according to the local arbitrational regulations and rules, or submit to local people’s court for settlement.

XIV: This contract will come into effect on the day of sign and seal offs of Party A I, Party A II and Party B and Party C.

XV: This contract is in quadruplicates and Party A I, Party A II and Party B hold two copies and Party C holds two copies with the same legal binding.

signature page(no straight matter on this page)

Party A I:  s/Jin Yan

Party A II:  s/Li Yan

Party B:  s/ Zhengzhou Yulongkang Travel Agency Co., Ltd

Party C:  s/ Shenzhen Universal Travel Co., Ltd

March 29, 2010